Exhibit 99.1

December 15, 2021

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS FISCAL 2021 FOURTH QUARTER AND FULL YEAR RESULTS

PROVIDES FISCAL 2022 FULL YEAR GUIDANCE

•	Fourth quarter and full year net sales of $589.9 million and $2,380.8 million, respectively
•	Fourth quarter and full year net income of $0.0 million and $44.4 million, respectively
•	Fourth quarter and full year Adjusted EBITDA[1] of $31.1 million and $141.5 million, respectively
•	Fourth quarter and full year Adjusted Net Income of $17.9 million and $76.9 million, respectively
•	Record full year cash provided by operating activities of $158.3 million and Net Debt[2] reduction of $129.1 million
•	End of fourth quarter $3.1 billion record backlog on strong order intake across all segments

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) today reported results for the three months ended October 31, 2021 (“fourth quarter 2021”). Consolidated net sales in the fourth quarter 2021 were $589.9 million, representing a decrease of 4.3 percent compared to $616.3 million for the three months ended October 31, 2020 (“fourth quarter 2020”). The decrease in consolidated net sales was primarily due to a decrease in net sales in the Fire and Emergency (“F&E”) segment partially offset by an increase in net sales in the Commercial and Recreation segments. Consolidated net sales were $2.4 billion for the twelve months ended October 31, 2021 (“full year 2021”), which was an increase of 4.5 percent over the twelve months ended October 31, 2020 (“full year 2020”).

The company’s fourth quarter 2021 net income was $0.0 million, or $0.00 per diluted share, which included a $6.2 million loss related to the expected exit of its interest in a China JV investment as well as $3.6 million related to restructuring and related activities and impairment of real property at certain facilities within the F&E segment. Adjusted Net Income for the fourth quarter 2021 was $17.9 million, or $0.27 per diluted share, compared to Adjusted Net Income of $11.8 million, or $0.19 per diluted share, in the fourth quarter 2020. Net income for the full year 2021 was $44.4 million, or $0.69 per diluted share, compared to a net loss of $30.5 million, or $0.48 per diluted share in full year 2020.

Adjusted EBITDA in the fourth quarter 2021 was $31.1 million, compared to $28.0 million in the fourth quarter 2020. The increase in Adjusted EBITDA during the quarter was driven by increased contribution from the Recreation segment and lower corporate expense partially offset by a decrease in the F&E and Commercial segments. Full year 2021 Adjusted EBITDA was $141.5 million, compared to $67.5 million in full year 2020.

During the quarter, the company appointed Eric Sandstrom as Senior Vice President, Engineering & Technology, a newly created executive leadership position. The new role will play a critical part in evolving the portfolio, optimizing engineering excellence, and leading product and powertrain design, innovation, and technological advancement. Prior to joining REV Group, Eric was Global Chief Engineer – Electric Propulsion Systems at General Motors.

“We exited the year with another quarter of year-over-year Adjusted EBITDA improvement, generated record full-year Free Cash Flow, and substantially improved the balance sheet.  Our record $3.1 billion backlog combined with the significant progress we have made building our operational capabilities have positioned us well to continue to improve our performance and create shareholder value.”  REV Group Inc. President and CEO Rod Rushing said.  “I am proud of the dedication of our employees as they delivered strong performance in fiscal 2021, while navigating through supply chain challenges, difficult labor markets and inflationary headwinds.”

11	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.
22	Net Debt is defined as total debt less cash and cash equivalents.

REV Group Fourth Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $277.3 million in the fourth quarter 2021, a decrease of $52.3 million, or 15.9%, from $329.6 million in the fourth quarter 2020. The decrease in net sales compared to the prior year quarter was primarily due to decreased shipments of fire apparatus and ambulance units compared to the prior year quarter related to supply chain constraints and lower shipments at one fire manufacturing plant related to the impacts of Hurricane Ida. F&E segment backlog at the end of the fourth quarter 2021 was $1,498.6 million, an increase of $532.8 million compared to $965.8 million at the end of the fourth quarter 2020. The increase was primarily the result of continued strong demand and order intake for fire apparatus and ambulance units.

F&E segment Adjusted EBITDA was $10.1 million in the fourth quarter 2021, a decrease of $4.7 million, or 31.8%, from $14.8 million in the fourth quarter 2020. The decrease in profitability was primarily related to lower sales volume and labor inefficiencies resulting from supply chain constraints, inefficiencies related to Hurricane Ida, and the return of certain travel and trade show related costs that were not incurred in the prior year quarter due to COVID-19.

Commercial Segment

Commercial segment net sales were $94.5 million in the fourth quarter 2021, an increase of $3.5 million, or 3.8%, from $91.0 million in the fourth quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of municipal transit buses, terminal trucks and street sweepers partially offset by decreased shipments of school buses. Commercial segment backlog at the end of the fourth quarter 2021 was $394.7 million, an increase of $120.9 million compared to $273.8 million at the end of the fourth quarter 2020. The increase was primarily the result of increased orders for school busses, terminal trucks and street sweepers, partially offset by a decline in orders for municipal transit buses.

Commercial segment Adjusted EBITDA was $5.7 million in the fourth quarter 2021, a decrease of $0.7 million, or 10.9%, from $6.4 million in the fourth quarter 2020. Lower profitability in the quarter was primarily the result of a temporary suspension of school bus production related to supply chain disruptions, partially offset by increased sales volume of municipal transit buses, terminal trucks and street sweepers as well as productivity improvements within the terminal truck and street sweeper businesses.

Recreation Segment

Recreation segment net sales were $217.9 million in the fourth quarter 2021, an increase of $23.7 million, or 12.2%, from $194.2 million in the fourth quarter 2020. The increase in net sales compared to the prior year quarter was primarily due to increased unit shipments and lower discounting and sales allowances. Backlog at the end of the fourth quarter 2021 was $1,234.5 million, an increase of $695.6 million compared to $538.9 million at the end of the fourth quarter 2020. The increase was primarily the result of strong demand and order intake across all product categories.

Recreation segment Adjusted EBITDA was $21.7 million in the fourth quarter 2021, an increase of $1.2 million, or 5.9%, from $20.5 million in the fourth quarter 2020. Profitability within the segment benefited primarily from increased production volumes, strong price realization, lower discounting and sales allowances, and benefits from strategic initiatives designed to improve profitability, partially offset by inefficiencies resulting from supply chain disruptions and labor constraints.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $13.3 million as of October 31, 2021. Net Debt was $201.7 million, and the company had $290.0 million available under its ABL revolving credit facility as of October 31, 2021, an increase of $13.2 million as compared to the July 31, 2021 availability of $276.8 million. Trade Working Capital3 for the company as of October 31, 2021 was $368.2 million, compared to $426.9 million as of October 31, 2020. The decrease was primarily due to decreased accounts receivable, decreased inventory and increased customer advances partially offset by decreased payables. Capital expenditures in the fourth quarter 2021 were $10.8 million compared to $3.8 million in the fourth quarter 2020. During the fourth quarter 2021, the company repurchased a total of 250,000 of its common shares for $3.9 million at an average purchase price of $15.45.

Fiscal Year 2022 Outlook

The company provided its outlook for its fiscal year ended October 31st, 2022, which includes the following performance expectations:

•	Net sales of $2.3 to $2.55 billion

[3]	Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

•	Net income of $45 to $73 million
•	Adjusted EBITDA of $125 to $155 million
•	Adjusted Net Income of $64 to $89 million
•	Free Cash Flow[4] of $58 to $80 million

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, which equates to a rate of $0.20 per share of common stock on an annualized basis, payable on January 14, 2022, to shareholders of record on December 31, 2021.

Conference Call

A conference call to discuss the company’s fiscal year 2021 fourth quarter financial results is scheduled for December 15, 2021, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group, Inc.

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow represents net cash from operating activities minus capital expenditures. Net debt represents total debt less cash. Trade Working Capital represents accounts receivable plus inventories less accounts payable and customer advances.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income, Trade Working Capital, Free Cash Flow, and Net Debt provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the

[4]	Free cash flow is defined as cash from operations less capital expenditures.

company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2022.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

	October 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$13.3	$11.4
Accounts receivable, net	213.3	229.3
Inventories, net	481.7	537.2
Other current assets	52.7	34.1
Total current assets	761.0	812.0
Property, plant and equipment, net	157.6	168.4
Goodwill	157.3	157.3
Intangible assets, net	126.3	136.1
Right of use assets	19.1	23.2
Other long-term assets	17.0	15.3
Total assets	$1,238.3	$1,312.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1.7
Accounts payable	116.2	169.5
Customer advances	210.6	170.1
Accrued warranty	22.3	24.1
Short-term lease obligations	7.1	8.4
Other current liabilities	80.8	73.5
Total current liabilities	437.0	447.3
Long-term debt, less current maturities	215.0	340.5
Deferred income taxes	21.4	2.9
Long-term lease obligations	12.8	16.9
Other long-term liabilities	33.3	32.4
Total liabilities	719.5	840.0
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 64,584,291 and 63,403,326 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	502.1	496.1
Retained earnings (deficit)	16.7	(21.1)
Accumulated other comprehensive loss	(0.1)	(2.8)
Total shareholders' equity	518.8	472.3
Total liabilities and shareholders' equity	$1,238.3	$1,312.3

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	(Unaudited) Three Months Ended		Twelve Months Ended
	October 31, 2021	October 31, 2020	October 31, 2021	October 31, 2020
Net sales	$589.9	$616.3	$2,380.8	$2,277.6
Cost of sales	524.6	554.6	2,089.8	2,049.5
Gross profit	65.3	61.7	291.0	228.1
Operating expenses:
Selling, general and administrative	47.9	47.2	189.0	204.9
Research and development costs	1.0	1.4	4.4	5.8
Amortization of intangible assets	2.4	2.9	9.8	13.3
Restructuring	1.6	3.9	2.5	9.9
Impairment charges	1.5	8.4	1.5	12.1
Total operating expenses	54.4	63.8	207.2	246.0
Operating income (loss)	10.9	(2.1)	83.8	(17.9)
Interest expense, net	3.0	5.4	17.3	25.7
Loss on early extinguishment of debt	—	—	1.4	—
Loss on sale of business	—	1.8	2.8	11.1
Loss on investment in China JV	6.2	—	6.2	—
Loss (gain) on acquisition of business	—	3.3	0.4	(8.6)
Income (loss) before provision (benefit) for income taxes	1.7	(12.6)	55.7	(46.1)
Provision (benefit) for income taxes	1.7	(2.4)	11.3	(15.6)
Net income (loss)	—	(10.2)	44.4	(30.5)

Net Income (loss) per common share:
Basic	$—	$(0.16)	$0.70	$(0.48)
Diluted	$—	$(0.16)	$0.69	$(0.48)
Dividends declared per common share	$0.05	$—	$0.10	$0.10

Adjusted income per common share:
Basic	$0.28	$0.19	$1.21	$0.15
Diluted	$0.27	$0.19	$1.19	$0.15

Weighted Average Shares Outstanding:
Basic	63,791,337	63,142,857	63,388,575	63,044,872
Diluted	65,204,303	63,142,857	64,652,625	63,044,872

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year Ended
	October 31, 2021	October 31, 2020	October 31, 2019
Cash flows from operating activities:
Net income (loss) before non-controlling interest	$44.4	$(30.5)	$(13.1)
Adjustments to reconcile net income (loss) before non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	32.0	40.2	45.7
Amortization of debt issuance costs	2.0	2.5	2.0
Stock-based compensation expense	7.8	7.8	7.2
Deferred income taxes	1.1	(27.8)	(5.0)
Loss on early extinguishment of debt	1.4	—	—
Gain on sale of assets	(1.5)	(1.2)	(1.9)
Impairment charges	1.5	12.1	8.9
Loss on sale of business	2.8	11.1	—
Loss on investment in China JV	6.2	—	—
Loss (gain) on acquisition of business	0.4	(8.6)	—
Changes in operating assets and liabilities, net
Receivables, net	12.0	44.1	13.4
Inventories, net	52.8	27.1	(2.7)
Other current assets	(1.5)	(1.8)	(9.8)
Accounts payable	(49.7)	(36.7)	(17.2)
Accrued warranty	(0.6)	2.9	(8.6)
Customer advances	40.5	4.9	12.1
Other liabilities	9.7	7.7	24.6
Long-term assets	(3.0)	1.9	(3.1)
Net cash provided by operating activities	158.3	55.7	52.5
Cash flows from investing activities:
Purchase of property, plant and equipment	(24.7)	(13.5)	(20.8)
Purchase of rental and used vehicles	—	(3.3)	(3.0)
Proceeds from sale of assets	12.5	11.3	19.5
Proceeds from sale of businesses	2.0	54.5	4.5
Acquisition of businesses, net of cash acquired	—	(47.3)	—
Net cash (used in) provided by investing activities	(10.2)	1.7	0.2
Cash flows from financing activities:
Net proceeds (repayments) from borrowings on revolving credit	175.0	(35.1)	(90.0)
Net proceeds from borrowings of Term Loan	—	—	49.2
Repayment of long-term debt	(303.4)	(3.3)	(1.5)
Payment of dividends	(6.6)	(9.5)	(12.5)
Repurchase and retirement of common stock	(3.9)	—	(8.3)
Payment of debt issuance costs	(7.0)	(1.0)	(0.2)
Proceeds from exercise of common stock options	2.0	0.8	0.6
Other financing activities	(2.3)	(1.2)	1.4
Net cash used in financing activities	(146.2)	(49.3)	(61.3)
Net increase (decrease) in cash and cash equivalents	1.9	8.1	(8.6)
Cash and cash equivalents, beginning of year	11.4	3.3	11.9
Cash and cash equivalents, end of year	$13.3	$11.4	$3.3
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$14.8	$23.2	$30.3
Income taxes, net of refunds	$3.8	$5.5	$(9.1)

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	(Unaudited) Three Months Ended October 31,		Twelve Months Ended October 31,
	2021	2020	2021	2020
Net Sales:
Fire & Emergency	$277.3	$329.6	$1,135.1	$1,132.0
Commercial	94.5	91.0	387.3	484.8
Recreation	217.9	194.2	858.5	657.8
Corporate & Other	0.1	1.5	(0.1)	3.0
Total	$589.8	$616.3	$2,380.8	$2,277.6

Adjusted EBITDA:
Fire & Emergency	$10.1	$14.8	$57.7	$39.9
Commercial	5.7	6.4	31.0	34.5
Recreation	21.7	20.5	86.0	38.4
Corporate & Other	(6.4)	(13.7)	(33.2)	(45.3)
Total	$31.1	$28.0	$141.5	$67.5

Adjusted EBITDA Margin:
Fire & Emergency	3.6%	4.5%	5.1%	3.5%
Commercial	6.0%	7.0%	8.0%	7.1%
Recreation	10.0%	10.6%	10.0%	5.8%
Corporate & Other	n/m	n/m	n/m	n/m
Total	5.3%	4.5%	5.9%	3.0%

			Increase (Decrease)
Period-End Backlog:	October 31, 2021	October 31, 2020	$	%
Fire & Emergency	$1,498.6	$965.8	$532.8	55%
Commercial	394.7	273.8	120.9	44%
Recreation	1,234.5	538.9	695.6	129%
Total Backlog	$3,127.8	$1,778.5	$1,349.3	76%

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended October 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(1.4)	$4.6	$16.7	$(19.9)	$—
Depreciation & amortization	3.0	0.7	3.6	0.5	7.8
Interest expense, net	1.2	—	—	1.7	2.9
Loss on early extinguishment of debt	—	—	—	—	—
Benefit for income taxes	—	—	—	1.7	1.7
EBITDA	2.8	5.3	20.3	(16.0)	12.4
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring	1.6	—	—	—	1.6
Impairment charges	1.5	—	—	—	1.5
Stock-based compensation expense	—	—	—	2.3	2.3
Legal matters	—	—	—	0.8	0.8
Net loss on sale of business and assets	—	—	—	6.2	6.2
Other items	4.2	0.4	1.4	0.1	6.1
Adjusted EBITDA	$10.1	$5.7	$21.7	$(6.4)	$31.1

	Three Months Ended October 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$5.2	$4.3	$16.8	$(36.5)	$(10.2)
Depreciation & amortization	3.3	1.0	3.5	1.6	9.4
Interest expense, net	1.0	—	0.2	4.2	5.4
Provision for income taxes	—	—	—	(2.4)	(2.4)
EBITDA	9.5	5.3	20.5	(33.1)	2.2
Transaction expenses	—	0.1	—	0.6	0.7
Sponsor expense reimbursement	—	—	—	0.3	0.3
Restructuring	2.0	0.2	—	1.7	3.9
Restructuring related charges	—	0.1	—	6.5	6.6
Impairment charges	3.3	—	—	5.1	8.4
Stock-based compensation expense	—	—	—	0.6	0.6
Legal matters	—	—	—	0.2	0.2
Loss on sale of business	—	0.7	—	1.1	1.8
Gain on acquisition of business	—	—	—	3.3	3.3
Adjusted EBITDA	$14.8	$6.4	$20.5	$(13.7)	$28.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Twelve Months Ended October 31, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$28.3	$27.0	$70.3	$(81.2)	$44.4
Depreciation & amortization	12.0	2.9	14.2	2.9	32.0
Interest expense, net	5.5	0.7	0.1	11.0	17.3
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	11.3	11.3
EBITDA	45.8	30.6	84.6	(54.6)	106.4
Transaction expenses	—	—	—	3.2	3.2
Sponsor expense reimbursement	—	—	—	0.4	0.4
Restructuring	1.6	—	—	0.9	2.5
Restructuring related charges	0.3	—	—	—	0.3
Impairment charges	1.5	—	—	—	1.5
Stock-based compensation expense	—	—	—	7.8	7.8
Legal matters	1.7	—	—	2.3	4.0
Net loss on sale of business and assets	1.6	—	—	6.3	7.9
Gain on acquisition of business	—	—	—	0.4	0.4
Other items	4.2	0.4	1.4	0.1	6.1
Earnings attributable to assets held for sale	1.0	—	—	—	1.0
Adjusted EBITDA	$57.7	$31.0	$86.0	$(33.2)	$141.5

	Twelve Months Ended October 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$12.3	$21.9	$23.7	$(88.4)	$(30.5)
Depreciation & amortization	13.5	5.7	13.7	7.3	40.2
Interest expense, net	4.5	0.9	0.6	19.7	25.7
Benefit for income taxes	—	—	—	(15.6)	(15.6)
EBITDA	30.3	28.5	38.0	(77.0)	19.8
Transaction expenses	0.2	0.1	—	3.0	3.3
Sponsor expense reimbursement	—	—	—	0.5	0.5
Restructuring	6.1	0.2	0.4	3.2	9.9
Restructuring related charges	—	0.1	—	10.4	10.5
Impairment charges	3.3	—	—	8.8	12.1
Stock-based compensation expense	—	—	—	7.8	7.8
Legal matters	—	—	—	1.8	1.8
Loss on sale of business	—	6.2	—	4.9	11.1
Gain on acquisition of business	—	—	—	(8.6)	(8.6)
Earnings attributable to assets held for sale	—	(0.6)	—	(0.2)	(0.8)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$39.9	$34.5	$38.4	$(45.3)	$67.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2021	2020	2021	2020
Net income (loss)	$—	$(10.2)	$44.4	$(30.5)
Amortization of intangible assets	2.4	2.9	9.8	13.3
Transaction expenses	—	0.7	3.2	3.3
Sponsor expense reimbursement	0.2	0.3	0.4	0.5
Restructuring	1.6	3.9	2.5	9.9
Restructuring related charges	—	6.6	0.3	10.5
Impairment charges	1.5	8.4	1.5	12.1
Stock-based compensation expense	2.3	0.6	7.8	7.8
Legal matters	0.8	0.2	4.0	1.8
Net loss on sale of business and assets	6.2	1.8	7.9	11.1
Gain (loss) on acquisition of business	—	3.3	0.4	(8.6)
Other items	6.1	—	6.1	—
Losses (earnings) attributable to assets held for sale	—	—	1.0	(0.8)
Deferred purchase price payment	—	—	—	0.1
Loss on early extinguishment of debt	—	—	1.4	—
Impact of tax rate change	—	—	(4.2)	(3.5)
Income tax effect of adjustments	(3.2)	(6.7)	(9.6)	(17.5)
Adjusted Net Income	$17.9	$11.8	$76.9	$9.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2022
	Low	High
Net income (1)	$45.0	$72.7
Depreciation and amortization	31.0	29.0
Interest expense, net	13.0	11.0
Provision for income taxes	16.6	26.9
EBITDA	105.6	139.6
Sponsor expense reimbursement	0.4	0.4
Restructuring	10.0	7.0
Stock-based compensation expense	9.0	8.0
Adjusted EBITDA	$125.0	$155.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2022
	Low	High
Net income (1)	$45.0	$72.7
Amortization of intangible assets	7.1	7.1
Sponsor expense reimbursement	0.4	0.4
Restructuring	10.0	7.0
Stock-based compensation expense	9.0	8.0
Income tax effect of adjustments	(7.2)	(6.1)
Adjusted Net Income	$64.3	$89.1

(1)	Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above.